The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated April 2, 2026
April , 2026 Registration Statement Nos. 333-270004 and 333-270004-01; Rule 424(b)(2)
Pricing supplement to product supplement no. 4-I dated April 13, 2023, underlying supplement no. 1-I dated April 13, 2023, the prospectus and prospectus supplement, each dated April 13, 2023, and the prospectus addendum dated June 3, 2024
JPMorgan Chase Financial Company LLC
Structured Investments
Review Notes Linked to the Least Performing of the iShares®
MSCI Emerging Markets ETF, the State Street® Technology
Select Sector SPDR® ETF and the State Street® Utilities
Select Sector SPDR® ETF due October 22, 2029
Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.
• The notes are designed for investors who seek early exit prior to maturity at a premium if, on any Review Date, the closing price of one share of each of the iShares® MSCI Emerging Markets ETF, the State Street® Technology Select
Sector SPDR® ETF and the State Street® Utilities Select Sector SPDR® ETF, which we refer to as the Funds, is at or above its applicable Call Value.
• The earliest date on which an automatic call may be initiated is April 22, 2027.
• Investors should be willing to forgo interest and dividend payments and be willing to accept the risk of losing a significant portion or all of their principal amount at maturity.
• The notes are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Financial, as issuer of the notes, and the credit risk of JPMorgan Chase & Co., as guarantor of the notes.
• Payments on the notes are not linked to a basket composed of the Funds. Payments on the notes are linked to the performance of each of the Funds individually, as described below.
• Minimum denominations of $1,000 and integral multiples thereof
• The notes are expected to price on or about April 17, 2026 and are expected to settle on or about April 22, 2026.
• CUSIP: 46660RTP9
Investing in the notes involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” beginning on page PS-5 of this pricing supplement.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.
Price to Public (1)
Fees and Commissions (2)
Proceeds to Issuer
Per note
$1,000
$
$
Total
$
$
$
(1) See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the notes.
(2) J.P. Morgan Securities LLC, which we refer to as JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to other affiliated or unaffiliated dealers. In no event will these selling commissions exceed $30.00 per $1,000 principal amount note. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
If the notes priced today, the estimated value of the notes would be approximately $958.90 per $1,000 principal amount note. The estimated value of the notes, when the terms of the notes are set, will be provided in the pricing supplement and will not be less than $920.00 per $1,000 principal amount note. See “The Estimated Value of the Notes” in this pricing supplement for additional information.
The notes are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

PS-1 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Key Terms
Issuer: JPMorgan Chase Financial Company LLC, a direct,
wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor: JPMorgan Chase & Co.
Funds: The iShares® MSCI Emerging Markets ETF (Bloomberg
ticker: EEM), the State Street® Technology Select Sector SPDR®
ETF (Bloomberg ticker: XLK) and the State Street® Utilities Select
Sector SPDR® ETF (Bloomberg ticker: XLU)
Call Premium Amount: The Call Premium Amount with respect
to each Review Date is set forth below:
• first Review Date
at least 15.9500% × $1,000
• second Review Date
at least 19.9375% × $1,000
• third Review Date
at least 23.9250% × $1,000
• fourth Review Date
at least 27.9125% × $1,000
• fifth Review Date
at least 31.9000% × $1,000
• sixth Review Date
at least 35.8875% × $1,000
• seventh Review Date
at least 39.8750% × $1,000
• eighth Review Date
at least 43.8625% × $1,000
• ninth Review Date
at least 47.8500% × $1,000
• tenth Review Date
at least 51.8375% × $1,000
• final Review Date
at least 55.8250% × $1,000
(in each case, to be provided in the pricing supplement)
Call Value: The Call Value with respect to each Fund with respect to each Review Date is set forth below:
• first through tenth Review Dates: 100.00% of its Initial
Value
• final Review Date: 80.00% of its Initial Value
Barrier Amount: With respect to each Fund, 70.00% of its Initial
Value
Pricing Date: On or about April 17, 2026
Original Issue Date (Settlement Date): On or about April 22,
2026
Review Dates*: April 22, 2027, July 19, 2027, October 18, 2027,
January 18, 2028, April 17, 2028, July 17, 2028, October 17,
2028, January 17, 2029, April 17, 2029, July 17, 2029 and
October 17, 2029 (final Review Date)
Call Settlement Dates*: April 27, 2027, July 22, 2027, October
21, 2027, January 21, 2028, April 20, 2028, July 20, 2028,
October 20, 2028, January 22, 2029, April 20, 2029, July 20, 2029
and the Maturity Date
Maturity Date*: October 22, 2029
* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes —
Postponement of a Determination Date — Notes Linked to
Multiple Underlyings” and “General Terms of Notes —
Postponement of a Payment Date” in the accompanying product
supplement
Automatic Call:
If the closing price of one share of each Fund on any Review Date is greater than or equal to its applicable Call Value, the notes will be automatically called for a cash payment, for each $1,000
principal amount note, equal to (a) $1,000 plus (b) the Call
Premium Amount applicable to that Review Date, payable on the applicable Call Settlement Date. No further payments will be made on the notes.
Payment at Maturity:
If the notes have not been automatically called and the Final Value of each Fund is greater than or equal to its Barrier Amount, you will receive the principal amount of your notes at maturity.
If the notes have not been automatically called and the Final Value of any Fund is less than its Barrier Amount, your payment at maturity per $1,000 principal amount note will be calculated as follows:
$1,000 + ($1,000 × Least Performing Fund Return)
If the notes have not been automatically called and the Final Value of any Fund is less than its Barrier Amount, you will lose more than
30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
Least Performing Fund: The Fund with the Least Performing
Fund Return
Least Performing Fund Return: The lowest of the Fund Returns of the Funds
Fund Return: With respect to each Fund,
(Final Value – Initial Value)
Initial Value
Initial Value: With respect to each Fund, the closing price of one share of that Fund on the Pricing Date
Final Value: With respect to each Fund, the closing price of one share of that Fund on the final Review Date
Share Adjustment Factor: With respect to each Fund, the Share
Adjustment Factor is referenced in determining the closing price of one share of that Fund and is set equal to 1.0 on the Pricing Date.
The Share Adjustment Factor of each Fund is subject to
adjustment upon the occurrence of certain events affecting that
Fund. See “The Underlyings — Funds — Anti-Dilution
Adjustments” in the accompanying product supplement for further information.

PS-2 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Supplemental Terms of the Notes
Any values of the Funds, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the notes. Notwithstanding anything to the contrary in the indenture governing the notes, that amendment will become effective without consent of the holders of the notes or any other party.
How the Notes Work
Payment upon an Automatic Call
Payment at Maturity If the Notes Have Not Been Automatically Called
Call Premium Amount
The table below illustrates the hypothetical Call Premium Amount per $1,000 principal amount note for each Review Date based on the minimum Call Premium Amounts set forth under “Key Terms — Call Premium Amount” above. The actual Call Premium Amounts will be provided in the pricing supplement and will not be less than the minimum Call Premium Amounts set forth under “Key Terms — Call
Premium Amount.”
The notes will be automatically called on the applicable Call Settlement Date and you will receive (a) $1,000 plus (b) the Call Premium Amount applicable to that Review Date.
No further payments will be made on the notes.
Compare the closing price of one share of each Fund to its applicable Call Value on each Review Date until any earlier automatic call.
Review Dates
Automatic Call
The closing price of one
share of each Fund is
greater than or equal to
its applicable Call Value.
The closing price of one
share of any Fund is
less than its applicable
Call Value.
Call
Value
The notes will not be automatically called. Proceed to the next Review Date, if any.
No Automatic Call
Review Dates
You will receive the principal amount
of your notes.
The notes have not
been automatically
called. Proceed to the
payment at maturity.
Final Review Date Payment at Maturity
You will receive:
$1,000 + ($1,000 ×Least Performing
Fund Return)
Under these circumstances, you will
lose a significant portion or all of your
principal amount at maturity.
The Final Value of each Fund is greater than or
equal to its Barrier Amount.
The Final Value of any Fund is less than its
Barrier Amount.

PS-3 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Review Date
Call Premium Amount
First
$159.500
Second
$199.375
Third
$239.250
Fourth
$279.125
Fifth
$319.000
Sixth
$358.875
Seventh
$398.750
Eighth
$438.625
Ninth
$478.500
Tenth
$518.375
Final
$558.250
Hypothetical Payout Examples
The following examples illustrate payments on the notes linked to three hypothetical Funds, assuming a range of performances for the hypothetical Least Performing Fund on the Review Dates. Solely for purposes of this section, the Least Performing Fund with respect to each Review Date is the least performing of the Funds determined based on the closing price of one share of each
Fund on that Review Date compared with its Initial Value.
The hypothetical payments set forth below assume the following:
• an Initial Value for each Fund of $100.00;
• the Call Values set forth under “Key Terms — Call Value” above;
• a Barrier Amount for each Fund of $70.00 (equal to 70.00% of its hypothetical Initial Value); and
• the Call Premium Amounts are equal to the minimum Call Premium Amounts set forth under “Key Terms — Call Premium
Amount” above.
The hypothetical Initial Value of each Fund of $100.00 has been chosen for illustrative purposes only and may not represent a likely actual Initial Value of any Fund. The actual Initial Value of each Fund will be the closing price of one share of that Fund on the Pricing
Date and will be provided in the pricing supplement. For historical data regarding the actual closing prices of one share of each Fund, please see the historical information set forth under “The Funds” in this pricing supplement.
Each hypothetical payment set forth below is for illustrative purposes only and may not be the actual payment applicable to a purchaser of the notes. The numbers appearing in the following examples have been rounded for ease of analysis.
Example 1 — Notes are automatically called on the first Review Date.
Date
Closing Price of One Share of
Least Performing Fund
First Review Date
$140.00
Notes are automatically called
Total Payment
$1,159.50 (15.90% return)
Because the closing price of one share of each Fund on the first Review Date is greater than or equal to its applicable Call Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,159.50 (or $1,000 plus the Call
Premium Amount applicable to the first Review Date), payable on the applicable Call Settlement Date. No further payments will be made on the notes.
Example 2 — Notes are automatically called on the final Review Date.
Date
Closing Price of One Share of
Least Performing Fund
First Review Date
$90.00
Notes NOT automatically called
Second Review Date
$75.00
Notes NOT automatically called

PS-4 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Third through Tenth
Review Dates
Less than Call Value
Notes NOT automatically called
Final Review Date
$90.00
Notes are automatically called
Total Payment
$1,558.25 (55.825% return)
Because the closing price of one share of at least one Fund on each of the first through tenth Review Dates is less than its applicable
Call Value, the notes are not automatically called in connection with these Review Dates. However, because the closing price of one share of each Fund on the final Review Date is greater than or equal to its applicable Call Value, even though the closing price of one share of at least one Fund is less than its Initial Value, the notes will be automatically called for a cash payment, for each $1,000 principal amount note, of $1,558.25 (or $1,000 plus the Call Premium Amount applicable to the final Review Date), payable on the applicable Call Settlement Date, which is the Maturity Date.
Example 3 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its Barrier Amount.
Date
Closing Price of One Share of
Least Performing Fund
First Review Date
$85.00
Notes NOT automatically called
Second Review Date
$75.00
Notes NOT automatically called
Third through Tenth
Review Dates
Less than Call Value
Notes NOT automatically called
Final Review Date
$80.00
Notes NOT automatically called; Final Value of Least
Performing Fund is greater than or equal to Barrier Amount
Total Payment
$1,000.00 (0.00% return)
Because the notes have not been automatically called and the Final Value of the Least Performing Fund is greater than or equal to its
Barrier Amount, the payment at maturity, for each $1,000 principal amount note, will be $1,000.00.
Example 4 — Notes have NOT been automatically called and the Final Value of the Least Performing Fund is less than its
Barrier Amount.
Date
Closing Price of One Share of
Least Performing Fund
First Review Date
$80.00
Notes NOT automatically called
Second Review Date
$70.00
Notes NOT automatically called
Third through Tenth
Review Dates
Less than Call Value
Notes NOT automatically called
Final Review Date
$40.00
Notes NOT automatically called; Final Value of Least Performing
Fund is less than Barrier Amount
Total Payment
$400.00 (-60.00% return)
Because the notes have not been automatically called, the Final Value of the Least Performing Fund is less than its Barrier Amount and the Least Performing Fund Return is -60.00%, the payment at maturity will be $400.00 per $1,000 principal amount note, calculated as follows:
$1,000 + [$1,000 × (-60.00%)] = $400.00
The hypothetical returns and hypothetical payments on the notes shown above apply only if you hold the notes for their entire term or until automatically called. These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

PS-5 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Selected Risk Considerations
An investment in the notes involves significant risks. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and product supplement and in Annex A to the accompanying prospectus addendum.
Risks Relating to the Notes Generally
• YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS —
The notes do not guarantee any return of principal. If the notes have not been automatically called and the Final Value of any
Fund is less than its Barrier Amount, you will lose 1% of the principal amount of your notes for every 1% that the Final Value of the
Least Performing Fund is less than its Initial Value. Accordingly, under these circumstances, you will lose more than 30.00% of your principal amount at maturity and could lose all of your principal amount at maturity.
• CREDIT RISKS OF JPMORGAN FINANCIAL AND JPMORGAN CHASE & CO. —
Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the notes. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the notes. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.
• AS A FINANCE SUBSIDIARY, JPMORGAN FINANCIAL HAS NO INDEPENDENT OPERATIONS AND HAS LIMITED ASSETS
—
As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase &
Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to
JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan
Chase & Co. to meet our obligations under the notes. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the notes as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the notes, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
• THE APPRECIATION POTENTIAL OF THE NOTES IS LIMITED TO ANY CALL PREMIUM AMOUNT PAID ON THE NOTES,
regardless of any appreciation of any Fund, which may be significant. You will not participate in any appreciation of any Fund.
• YOU ARE EXPOSED TO THE RISK OF DECLINE IN THE PRICE OF ONE SHARE OF EACH FUND —
Payments on the notes are not linked to a basket composed of the Funds and are contingent upon the performance of each individual Fund. Poor performance by any of the Funds over the term of the notes may result in the notes not being automatically called on a Review Date, may negatively affect your payment at maturity and will not be offset or mitigated by positive performance by any other Fund.
• YOUR PAYMENT AT MATURITY WILL BE DETERMINED BY THE LEAST PERFORMING FUND.
• THE BENEFIT PROVIDED BY THE BARRIER AMOUNT MAY TERMINATE ON THE FINAL REVIEW DATE —
If the Final Value of any Fund is less than its Barrier Amount and the notes have not been automatically called, the benefit provided by the Barrier Amount will terminate and you will be fully exposed to any depreciation of the Least Performing Fund.
• THE AUTOMATIC CALL FEATURE MAY FORCE A POTENTIAL EARLY EXIT —
If your notes are automatically called, the term of the notes may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk. Even in cases where the notes are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
• THE NOTES DO NOT PAY INTEREST.
• YOU WILL NOT RECEIVE DIVIDENDS ON ANY FUND OR THE SECURITIES HELD BY ANY FUND OR HAVE ANY RIGHTS
WITH RESPECT TO ANY FUND OR THOSE SECURITIES.

PS-6 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
• THE RISK OF THE CLOSING PRICE OF ONE SHARE OF A FUND FALLING BELOW ITS BARRIER AMOUNT IS GREATER IF
THE PRICE OF ONE SHARE OF THAT FUND IS VOLATILE.
• LACK OF LIQUIDITY —
The notes will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. You may not be able to sell your notes. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
• THE FINAL TERMS AND VALUATION OF THE NOTES WILL BE PROVIDED IN THE PRICING SUPPLEMENT —
You should consider your potential investment in the notes based on the minimums for the estimated value of the notes and the
Call Premium Amounts.
Risks Relating to Conflicts of Interest
• POTENTIAL CONFLICTS —
We and our affiliates play a variety of roles in connection with the notes. In performing these duties, our and JPMorgan Chase &
Co.’s economic interests are potentially adverse to your interests as an investor in the notes. It is possible that hedging or trading activities of ours or our affiliates in connection with the notes could result in substantial returns for us or our affiliates while the value of the notes declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement.
Risks Relating to the Estimated Value and Secondary Market Prices of the Notes
• THE ESTIMATED VALUE OF THE NOTES WILL BE LOWER THAN THE ORIGINAL ISSUE PRICE (PRICE TO PUBLIC) OF
THE NOTES —
The estimated value of the notes is only an estimate determined by reference to several factors. The original issue price of the notes will exceed the estimated value of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES DOES NOT REPRESENT FUTURE VALUES OF THE NOTES AND MAY DIFFER
FROM OTHERS’ ESTIMATES —
See “The Estimated Value of the Notes” in this pricing supplement.
• THE ESTIMATED VALUE OF THE NOTES IS DERIVED BY REFERENCE TO AN INTERNAL FUNDING RATE —
The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. See “The Estimated Value of the Notes” in this pricing supplement.
• THE VALUE OF THE NOTES AS PUBLISHED BY JPMS (AND WHICH MAY BE REFLECTED ON CUSTOMER ACCOUNT
STATEMENTS) MAY BE HIGHER THAN THE THEN-CURRENT ESTIMATED VALUE OF THE NOTES FOR A LIMITED TIME
PERIOD —
We generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by JPMS in an amount that will decline to zero over an initial predetermined period.
See “Secondary Market Prices of the Notes” in this pricing supplement for additional information relating to this initial period.
Accordingly, the estimated value of your notes during this initial period may be lower than the value of the notes as published by
JPMS (and which may be shown on your customer account statements).

PS-7 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
• SECONDARY MARKET PRICES OF THE NOTES WILL LIKELY BE LOWER THAN THE ORIGINAL ISSUE PRICE OF THE
NOTES —
Any secondary market prices of the notes will likely be lower than the original issue price of the notes because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the notes. As a result, the price, if any, at which JPMS will be willing to buy the notes from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the Maturity Date could result in a substantial loss to you.
• SECONDARY MARKET PRICES OF THE NOTES WILL BE IMPACTED BY MANY ECONOMIC AND MARKET FACTORS —
The secondary market price of the notes during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the prices of one share of the Funds. Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the notes, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the notes, if any, at which JPMS may be willing to purchase your notes in the secondary market. See “Risk
Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement.
Risks Relating to the Funds
• THERE ARE RISKS ASSOCIATED WITH THE FUNDS —
The Funds are subject to management risk, which is the risk that the investment strategies of the applicable Fund’s investment adviser, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of the Funds and, consequently, the value of the notes.
• THE PERFORMANCE AND MARKET VALUE OF EACH FUND, PARTICULARLY DURING PERIODS OF MARKET
VOLATILITY, MAY NOT CORRELATE WITH THE PERFORMANCE OF THAT FUND’S UNDERLYING INDEX AS WELL AS
THE NET ASSET VALUE PER SHARE —
Each Fund does not fully replicate its Underlying Index (as defined under “The Funds” below) and may hold securities different from those included in its Underlying Index. In addition, the performance of each Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. All of these factors may lead to a lack of correlation between the performance of each Fund and its Underlying Index. In addition, corporate actions with respect to the equity securities underlying a Fund (such as mergers and spin-offs) may impact the variance between the performances of that Fund and its
Underlying Index. Finally, because the shares of each Fund are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of each Fund may differ from the net asset value per share of that Fund.
During periods of market volatility, securities underlying each Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of a
Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of shares of a Fund may vary substantially from the net asset value per share of that Fund. For all of the foregoing reasons, the performance of each Fund may not correlate with the performance of its Underlying Index as well as the net asset value per share of that Fund, which could materially and adversely affect the value of the notes in the secondary market and/or reduce any payment on the notes.
• NON-U.S. SECURITIES RISK WITH RESPECT TO THE iSHARES® MSCI EMERGING MARKETS ETF —
The equity securities held by the iShares® MSCI Emerging Markets ETF have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the home countries and/or the securities markets in the home countries of the issuers of those non-U.S. equity securities. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC.
• THE NOTES ARE SUBJECT TO CURRENCY EXCHANGE RISK WITH RESPECT TO THE iSHARES® MSCI EMERGING
MARKETS ETF —
Because the prices of the non-U.S. equity securities held by the iShares® MSCI Emerging Markets ETF are converted into U.S.
dollars for purposes of calculating the net asset value of the iShares® MSCI Emerging Markets ETF, holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by the

PS-8 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
iShares® MSCI Emerging Markets ETF trade. Your net exposure will depend on the extent to which those currencies strengthen or weaken against the U.S. dollar and the relative weight of equity securities held by the iShares® MSCI Emerging Markets ETF denominated in each of those currencies. If, taking into account the relevant weighting, the U.S. dollar strengthens against those currencies, the price of the iShares® MSCI Emerging Markets ETF will be adversely affected and any payment on the notes may be reduced.
• EMERGING MARKETS RISK WITH RESPECT TO THE iSHARES® MSCI EMERGING MARKETS ETF —
The equity securities held by the iShares® MSCI Emerging Markets ETF have been issued by non-U.S. companies located in emerging markets countries. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
• RECENT EXECUTIVE ORDERS MAY ADVERSELY AFFECT THE PERFORMANCE OF THE iSHARES® MSCI EMERGING
MARKETS ETF —
Pursuant to recent executive orders, U.S. persons are prohibited from engaging in transactions in, or possession of, publicly traded securities of certain companies that are determined to be linked to the People’s Republic of China military, intelligence and security apparatus, or securities that are derivative of, or are designed to provide investment exposure to, those securities. The sponsor of the Underlying Index for the iShares® MSCI Emerging Markets ETF has recently removed the equity securities of a small number of companies from that Underlying Index in response to these executive orders and, as a result, these stocks have also been removed from the iShares® MSCI Emerging Markets ETF. If the issuer of any of the equity securities held by the iShares® MSCI
Emerging Markets ETF is in the future designated as such a prohibited company, the value of that company may be adversely affected, perhaps significantly, which would adversely affect the performance of the iShares® MSCI Emerging Markets ETF. In addition, under these circumstances, each of the sponsor of the Underlying Index for the iShares® MSCI Emerging Markets ETF
and the iShares® MSCI Emerging Markets ETF is expected to remove the equity securities of that company from that Underlying
Index and the iShares® MSCI Emerging Markets ETF, respectively. Any changes to the composition of the iShares® MSCI
Emerging Markets ETF in response to these executive orders could adversely affect the performance of the iShares® MSCI
Emerging Markets ETF.
• RISKS ASSOCIATED WITH THE TECHNOLOGY SECTOR WITH RESPECT TO THE STATE STREET® TECHNOLOGY
SELECT SECTOR SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Technology Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the technology sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market.
Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. These factors could affect the technology sector and could affect the value of the equity securities held by the State Street® Technology Select Sector SPDR® ETF and the price of the State
Street® Technology Select Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.
• RISKS ASSOCIATED WITH THE UTILITIES SECTOR WITH RESPECT TO THE STATE STREET® UTILITIES SELECT
SECTOR SPDR® ETF —
All or substantially all of the equity securities held by the State Street® Utilities Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the utilities sector. As a result, the value of the notes may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Utility companies are affected by supply and demand, operating costs, government regulation, environmental factors, liabilities for environmental damage and general civil

PS-9 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
liabilities and rate caps or rate changes. Although rate changes of a regulated utility usually fluctuate in approximate correlation with financing costs, due to political and regulatory factors, rate changes ordinarily occur only following a delay after the changes in financing costs. This factor will tend to favorably affect a regulated utility company’s earnings and dividends in times of decreasing costs, but conversely, will tend to adversely affect earnings and dividends when costs are rising. The value of regulated utility equity securities may tend to have an inverse relationship to the movement of interest rates. Certain utility companies have experienced full or partial deregulation in recent years. These utility companies are frequently more similar to industrial companies in that they are subject to greater competition and have been permitted by regulators to diversify outside of their original geographic regions and their traditional lines of business. These opportunities may permit certain utility companies to earn more than their traditional regulated rates of return. Some companies, however, may be forced to defend their core business and may be less profitable. In addition, natural disasters, terrorist attacks, government intervention or other factors may render a utility company’s equipment unusable or obsolete and negatively impact profitability. Among the risks that may affect utility companies are the following: risks of increases in fuel and other operating costs; the high cost of borrowing to finance capital construction during inflationary periods; restrictions on operations and increased costs and delays associated with compliance with environmental and nuclear safety regulations; and the difficulties involved in obtaining natural gas for resale or fuel for generating electricity at reasonable prices. Other risks include those related to the construction and operation of nuclear power plants, the effects of energy conservation and the effects of regulatory changes. These factors could affect the utilities sector and could affect the value of the equity securities held by the State Street® Utilities Select Sector SPDR® ETF and the price of the State Street®
Utilities Select Sector SPDR® ETF during the term of the notes, which may adversely affect the value of your notes.
• THE ANTI-DILUTION PROTECTION FOR THE FUNDS IS LIMITED —
The calculation agent will make adjustments to the Share Adjustment Factor for each Fund for certain events affecting the shares of that Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Funds. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

PS-10 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
The Funds
The iShares® MSCI Emerging Markets ETF is an exchange-traded fund of iShares®, Inc., a registered investment company, that seeks to track the investment results, before fees and expenses, of an index composed of large- and mid-capitalization emerging market equities, which we refer to as the Underlying Index with respect to the iShares® MSCI Emerging Markets ETF. The Underlying Index
with respect to the iShares® MSCI Emerging Markets ETF is currently the MSCI Emerging Markets Index. The MSCI Emerging
Markets Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of global emerging markets. For additional information about the iShares® MSCI Emerging Markets ETF, see “Fund Descriptions — The
iShares® ETFs” in the accompanying underlying supplement.
The State Street® Technology Select Sector SPDR® ETF (formerly known as the Technology Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the
Technology Select Sector Index, which we refer to as the Underlying Index with respect to the State Street® Technology Select Sector
SPDR® ETF. The Technology Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® information technology sector of the S&P 500® Index, which currently includes companies in the following industries: technology hardware, storage & peripherals; software; communications equipment; semiconductors & semiconductor equipment; IT services; and electronic equipment, instruments & components. For additional information about the State Street®
Technology Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
The State Street® Utilities Select Sector SPDR® ETF (formerly known as the Utilities Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Utilities
Select Sector Index, which we refer to as the Underlying Index with respect to the State Street® Utilities Select Sector SPDR® ETF.
The Utilities Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS®
utilities sector of the S&P 500® Index, which currently includes companies in the following industries: electric utilities; water utilities;
multi-utilities; independent power and renewable electricity producers; and gas utilities. For additional information about the State
Street® Utilities Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.
Historical Information
The following graphs set forth the historical performance of each Fund based on the weekly historical closing prices of one shares of each Fund from January 8, 2021 through March 27, 2026. The closing price of one share of the iShares® MSCI Emerging Markets ETF on March 31, 2026 was $56.79. The closing price of one share of the State Street® Technology Select Sector SPDR® ETF on March
31, 2026 was $132.90. The closing price of one share of the State Street® Utilities Select Sector SPDR® ETF on March 31, 2026 was
$45.89. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for actions taken by the Funds, such as stock splits.
The historical closing prices of one share of each Fund should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one share of any Fund on the Pricing Date or any Review Date. There can be no assurance that the performance of the Funds will result in the return of any of your principal amount.

PS-11 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF

PS-12 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
Tax Treatment
You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of notes.
Based on current market conditions, in the opinion of our special tax counsel it is reasonable to treat the notes as “open transactions”
that are not debt instruments for U.S. federal income tax purposes, as more fully described in “Material U.S. Federal Income Tax
Consequences — Tax Consequences to U.S. Holders — Notes Treated as Open Transactions That Are Not Debt Instruments” in the
accompanying product supplement. Assuming this treatment is respected, the gain or loss on your notes should be treated as long-
term capital gain or loss if you hold your notes for more than a year, whether or not you are an initial purchaser of notes at the issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the notes could be materially and adversely affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. You should consult your tax adviser regarding the
U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.
Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable
Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January
1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, we expect that Section 871(m) will not apply to the notes with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the notes. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.
The Estimated Value of the Notes
The estimated value of the notes set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the notes, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the notes. The estimated value of the notes does not represent a minimum price at which JPMS would be willing to buy your notes in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the notes may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the notes as well as the higher issuance, operational and ongoing liability management costs of the notes in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the notes. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the notes and any secondary market prices of the notes. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and
Secondary Market Prices of the Notes — The Estimated Value of the Notes Is Derived by Reference to an Internal Funding Rate” in this pricing supplement.

PS-13 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
The value of the derivative or derivatives underlying the economic terms of the notes is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the notes is determined when the terms of the notes are set based on market conditions and other relevant factors and assumptions existing at that time.
The estimated value of the notes does not represent future values of the notes and may differ from others’ estimates. Different pricing models and assumptions could provide valuations for the notes that are greater than or less than the estimated value of the notes. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the notes could change significantly based on, among other things, changes in market conditions, our or
JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy notes from you in secondary market transactions.
The estimated value of the notes will be lower than the original issue price of the notes because costs associated with selling, structuring and hedging the notes are included in the original issue price of the notes. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes and the estimated cost of hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the notes may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — The
Estimated Value of the Notes Will Be Lower Than the Original Issue Price (Price to Public) of the Notes” in this pricing supplement.
Secondary Market Prices of the Notes
For information about factors that will impact any secondary market prices of the notes, see “Risk Factors — Risks Relating to the
Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the notes will be partially paid back to you in connection with any repurchases of your notes by
JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. This initial predetermined time period is intended to be the shorter of six months and one-half of the stated term of the notes. The length of any such initial period reflects the structure of the notes, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the notes and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices
of the Notes — The Value of the Notes as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May
Be Higher Than the Then-Current Estimated Value of the Notes for a Limited Time Period” in this pricing supplement.
Supplemental Use of Proceeds
The notes are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the notes. See “How the Notes Work” and “Hypothetical Payout Examples” in this pricing supplement for an illustration of the risk-return profile of the notes and “The Funds” in this pricing supplement for a description of the market exposure provided by the notes.
The original issue price of the notes is equal to the estimated value of the notes plus the selling commissions, paid to JPMS and other affiliated or unaffiliated dealers, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the notes, plus the estimated cost of hedging our obligations under the notes.
Additional Terms Specific to the Notes
You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase.
You may also choose to reject such changes, in which case we may reject your offer to purchase.
You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these notes are a part, the accompanying prospectus

PS-14 | Structured Investments
Review Notes Linked to the Least Performing of the iShares® MSCI
Emerging Markets ETF, the State Street® Technology Select Sector SPDR®
ETF and the State Street® Utilities Select Sector SPDR® ETF
addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
• Product supplement no. 4-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf
• Underlying supplement no. 1-I dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf
• Prospectus supplement and prospectus, each dated April 13, 2023:
http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
• Prospectus addendum dated June 3, 2024:
http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm
Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.